                        [Form of Underwriting Agreement]


                              SNAP-ON INCORPORATED
                            (a Delaware corporation)


                              [Title of Securities]


                                 TERMS AGREEMENT


Snap-on Incorporated
2801-80th Street
Kenosha, Wisconsin 53141-1410


                                        Dated: ____________ __, ____

Attention:

Ladies and Gentlemen:

     We (the "Representative") understand that Snap-on Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell the Securities set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names at the [respective] purchase price[s] set forth below.

                                                             [Number of
                                                                Debt
                                                             Warrants]
                                                             [Shares of
                                                             Preferred
                                                               Stock]
                                                             [Number of
                                                             Preferred
                                                             Warrants]
                                           [Principal        [Number of
                                            Amount of        Currency
Underwriter                              Debt Securities     Warrants]
- -----------                              ---------------     ----------
                                             _______           _______

                        Total               $       ]         $       ]
                                             -------           -------
                                             -------           -------

The Underwritten Securities shall have the following terms:

                        [Debt Securities
Title of Debt Securities:
Currency:
Principal amount to be issued:
Current ratings:  Moody's Investors Service, Inc.--  ;
      Standard & Poor's Corporation--    .
Interest rate or formula:    %
Interest payment dates:
Date of maturity:
Redemption provisions:
Sinking fund requirements:
Delayed Delivery Contracts: [authorized] [not authorized]
     [Date of delivery:
     Minimum contract:
     Maximum aggregate principal amount:
     Fee:     %]
[Initial public offering price:   %, plus accrued interest, if any, or amortized
original issue discount, if any, from     , 199  .]
Purchase price:    %, plus accrued interest, if any, or amortized original issue
discount, if any, from     , 199  (payable in next day funds.)
Other terms:
[Closing date and location:]]

                         [Debt Warrants
Number of Debt Warrants to be issued:
Debt Warrant Agent:
Issuable jointly with Debt Securities:  [Yes]  [No]
      [Number of Debt Warrants issued
      with each $   principal amount of
      Debt Securities:
      Detachable data:]
Date from which Debt Warrants are exercisable:
Date on which Debt Warrants expire:
Exercise price(s) of Debt Warrants:
Initial public offering price:  $
Purchase price:  $
Title of Warrant Securities:
      Principal amount purchasable upon exercise of one Debt Warrant:
      Interest rate:        Payable:
      Date of maturity:
      Redemption provisions:

      Sinking fund requirements:
[Delayed Delivery Contracts:  [authorized] [not authorized]
      [Date of delivery:
      Minimum contract:
      Maximum amount:
      Fee:     %]
Other terms:
[Closing date and location:]]


                           [Preferred Stock

Title of Securities:
Current Ratings:
Dividend Rate:  [$       ] [   %].  Payable:
Stated Value:
Liquidation Preference:
Ranking:
Public offering price per share: $      , plus accumulated dividends, if any,
from          , 19  .
Purchase price per share:  $       , plus accumulated dividends, if any
from          , 19  .
Additional co-managers, if any:
Redemption provisions:
Sinking fund requirements:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts:  [authorized] [not authorized]
      [Date of Delivery:
      Minimum Contract:
      Maximum number of Shares:
      Fee:             ]
Other terms:
[Closing date and location:]]


                          [Preferred Warrants

Number of Preferred Warrants to be issued:
Preferred Warrant Agent:
Issuable jointly with Preferred Stock: [Yes] [No]
      [Number of Preferred Warrants issued with each share of Preferred Stock:
      Detachable Data:]
Date from which Preferred Warrants are exercisable:
Date on which Preferred Warrants expire:
Exercise Price of Preferred Warrants:

Initial Public Offering Price:  $
Purchase Price:  $
Delayed Delivery Contracts:  [authorized] [not authorized]
      [Date of delivery:
      Minimum contract:
      Maximum amount:
      Fee:    %]
Other Terms:
[Closing Date and Location:]]

                          [Currency Warrants

Type of Currency Warrants to be issued:
Number of Currency Warrants to be issued:
Currency Warrant Agent:
[Formula for determining Cash Settlement Value:]
Exercise Terms:
Date on which Currency Warrants expire:
Initial Public Offering Price:  $
Purchase Price:  $________
Delayed Delivery Contracts:  [authorized] [not authorized]
      [Date of delivery:
      Minimum contract:
      Maximum amount:
      Fee:    %]
Other Terms:
[Closing Date and Location:]]


      All the provisions contained in the document attached as Annex A hereto entitled "Snap-on Incorporated--Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants and Currency Warrants-Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than    o'clock P.M. (New York City
time) on     by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        [Name of Representative]


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:

                                        Acting on behalf of itself and the other named Underwriters

Accepted:

SNAP-ON INCORPORATED

By
  -----------------------------
  Name:
  Title:

                                                                         ANNEX A



                              SNAP-ON INCORPORATED
                            (a Delaware corporation)

                Debt Securities, Debt Warrants, Preferred Stock,
                    Preferred Warrants and Currency Warrants


                     UNDERWRITING AGREEMENT BASIC PROVISIONS


          Snap-on Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell, from time to time in one or more offerings and on terms and in the respective amounts to be determined at the time of sale, its senior debt securities (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Warrants"), preferred stock, par value $1.00 per share (the "Preferred Stock"), warrants to purchase Preferred Stock (the "Preferred Warrants") or currency warrants (the "Currency Warrants"). As used herein, "Securities" shall mean the Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants, Currency Warrants or any combination thereof; and "Warrant Securities" shall mean the Debt Securities or Preferred Stock issuable upon exercise of Debt Warrants or Preferred Warrants, respectively. The Debt Warrants may be offered together with Debt Securities or separately. The Preferred Warrants may be offered together with Preferred Stock or separately.

          The Debt Securities will be issued under an indenture dated as of _____ __, 1994 (the "Indenture") between the Company and Firstar Trust Company, as trustee (the "Trustee). The Debt Warrants, Preferred Warrants and Currency Warrants will be issued under one or more warrant agreements (each a "Debt Warrant Agreement," "Preferred Warrant Agreement" or Currency Warrant Agreement," respectively), between the Company and the warrant agent identified therein (each a "Warrant Agent"). The terms and rights of any particular issue of Securities shall be as specified in the Terms Agreement (as defined below) relating thereto and in or pursuant to the Indenture, Debt Warrant Agreement, Preferred Warrant Agreement or Currency Warrant Agreement or, with respect to the

Preferred Stock, the Restated Certificate of Incorporation, as amended, of the Company (including the Certificate of Designation with respect to any Preferred Stock (the "Certificate of Designation")) (the "Certificate of Incorporation"), as the case may be (each a "Securities Agreement"). Each issue of Securities may vary, as applicable, as to aggregate principal amount, number of shares or warrants, maturity date, duration and exercise price of warrants, interest or dividend rate or formula and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the applicable Securities Agreement contemplates may be set forth in the Securities as issued from time to time.

          This is to confirm the arrangements with respect to the purchase of Securities (the "Underwritten Securities") from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representative and the Company to which this Underwriting Agreement is attached as Annex A (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement." Terms defined in the Terms Agreement are used herein as therein defined.

          The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement
on Form S-3 (No. 33-     ) for the registration of the Securities and the
offering thereof from time to time in accordance with Rule 415 under the 1933 Act, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended, including all documents incorporated therein by reference and the information deemed to be part of the registration statement pursuant to Rule 430A of the 1933 Act Regulations (defined below), as from time to time amended pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, is referred to herein as the "Registration Statement." The prospectus contained in the Registration Statement at its effective date, including any Preliminary Prospectus Supplement (as defined below) is herein referred to as the "Basic Prospectus." Any preliminary prospectus supplement to the Basic Prospectus which describes the Underwritten Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below) is herein referred to as a "Preliminary Prospectus Supplement." The prospectus supplement relating to the sale of Underwritten Securities, in the form first filed pursuant to Rule 424(b) of the 1933 Act after the execution of the Terms Agreement (a "Prospectus Supplement"), together with the Basic Prospectus, or, if no filing is required pursuant to said Rule 424(b), the form of prospectus relating to the Underwritten Securities, including the Basic Prospectus, is referred to herein as the "Prospectus"; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.


          (a) The Company represents and warrants to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof (the "Representation Date"), as follows:

                     (i) At the time the Registration Statement became
               effective, the Registra-
               tion Statement complied, and as of each applicable Representation Date, will comply, in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, did not, and at each time thereafter at which any amendment becomes effective and as of the applicable Representation Date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Basic Prospectus, as of its date, and the Prospectus, as of the applicable Representation Date, did not, and at the Closing Time referred to in Section 2 hereof, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the 1939 Act on Form T-1 (the "Form T-1") of the Trustee under the Indenture.

                    (ii) Arthur Andersen LLP, which has certified certain
               financial statements of the Company included in the Registration Statement, are independent public ac-countants as required by the 1933 Act and the 1933 Act Regulations.

                   (iii) The financial statements included in the Registration
               Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the supporting schedules contained in the Registration Statement present fairly the information required to be stated therein; and the Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the captions "Ratio of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

                    (iv) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or thereafter during the period specified in
               Section 3(b) hereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (v) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, except as otherwise stated therein: (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and
               (C) except for regular quarterly dividends on the Company's common stock, par value $1.00 per share (the "Common Stock"), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                    (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Com-pany and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                   (vii) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of the 1933 Act Regulations (collectively, the "Significant Subsidiaries" and individually, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each such Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries (other than directors' qualifying shares with respect to certain of the Company's non-United States subsidiaries as required by law), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                    (ix) Neither the Company nor any of its Significant
               Subsidiaries is in violation of its charter or by-laws; and neither the Company nor any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except where such default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the applicable Securities Agreement and the Securities and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, administrative regulation or court decree.

                     (x) The Underwritten Securities have been duly authorized
               for issuance and sale by the Company pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Securities Agreement against payment of the consideration therefor in accordance with this Agreement, any Underwritten Securities constituting capital stock of the Company will be validly issued and fully paid and non-assessable and any other Underwritten Securities will be valid and binding obligations of the Company, in each case entitled to the benefits of the applicable Securities Agreement and enforceable in accordance with their terms; and the Warrant Securities, if any, have been duly authorized by the Company and, when executed and authenticated as specified in the applicable Securities Agreement, and delivered against payment pursuant to such Securities Agreement, any Warrant Securities constituting capital stock of the Company will be validly issued and fully paid and non-assessable and any other Warrant Securities will be valid and binding obligations of the Company, in each case entitled to the benefits of the applicable Securities Agreement and enforceable in accordance with their terms.

                    (xi) The applicable Securities Agreement has been duly
               authorized, executed and delivered by the Company and, in the case of the Certificate of Designation, has been filed with the Secretary of State of the State of Delaware and, in the case of the Indenture, has been duly qualified under the 1939 Act, and, assuming due authorization, execution and delivery by the Trustee, in the case of the Indenture, and the Warrant Agent, in the case of any Warrant Agreement, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

                   (xii) The Underwritten Securities and the applicable
               Securities Agreement will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

                  (xiii) The Debt Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

                   (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might result in a Material Adverse Effect (other than as disclosed in the Registration Statement) or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933

               Act, the 1933 Act Regulations or the 1939 Act which have not been so filed.

                    (xv) Each of the Company and its Significant Subsidiaries
               has good title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (A) such as singly or in the aggregate do not materially interfere with the use made and proposed to be made of such properties, (B) as described in the Prospectus or (C) as singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                   (xvi) The Company and its Significant Subsidiaries own or
               possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, except where the failure to so own or possess such patent and proprietary rights would not have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Significant Subsidiaries therein, and which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvii) No material labor dispute with the employees of the
               Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in a Material Adverse Effect.

                 (xviii)  No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the sale of the Underwritten Securities to the Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or state securities laws. Neither the Company nor any of its affiliates is presently "doing any business" with the government of Cuba or with any person or affiliate located in Cuba, as such term is defined by the Florida Department of Banking and Finance.

                   (xix) The Company and its Significant Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                    (xx) The Company and each of its subsidiaries maintain
               insurance policies or reserves with respect to such insurable properties, potential liabilities and occurrences that merit or require catastrophic insurance in amounts deemed adequate in the reasonable opinion of the Company's management; and all such insurance policies are in full force and effect.

                   (xxi) Neither the Company nor any of its subsidiaries has
               violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval, except in each case as could not have a Material Adverse Effect.

                  (xxii) Neither the Company nor any of its subsidiaries is, or as a result of the transactions contemplated by the Prospectus or any Securities Agreement would be, required to make any filing or to register under the Investment Company Act of 1940, as amended.

          (b) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

     SECTION 2. PURCHASE AND SALE. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount or number of Underwritten Securities, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount or number of Underwrit-ten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities, any delayed delivery arrangements and any terms of the Underwritten Securities not already specified in the Securities Agreement pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest or dividend rates or formulas and payment dates, exercise prices, maturity dates, redemption provisions and sinking fund requirements).
In addition, each Terms Agreement relating to any Preferred Stock shall specify whether the Company has agreed to grant to the Underwriters, an option to purchase additional Preferred Stock subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any.

     The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement relating to any Preferred Stock, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per share as is applicable to the Preferred Stock. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the Terms Agreement after the Representation Date relating to the Preferred Stock, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Preferred Stock upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of deliv-ery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of shares of Preferred Stock each such Underwriter has agreed to purchase as set forth in the related Terms Agreement bears to the total number of shares of Preferred Stock, subject to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

     Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a "Closing Time"); provided, however, that in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned office of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Underwritten Securities to be purchased by them. Certificates for the Underwritten Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time. The certificates for the Underwritten

Securities, which may be in temporary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time.

     If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, the fee specified in the Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount or number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount or number of Underwritten Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     The Representative shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount or number of Underwritten Securities, as the case may be, to be purchased by each of them, and the Company will advise the Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount or number of Underwritten Securities, as the case may be, to be covered by each such Delayed Delivery Contract.


     The principal amount or number of Underwritten Securities, as the case may be, agreed to be purchased by the respective Underwriters pursuant to the Terms Agree-ment shall be reduced by the principal amount or number of Underwritten Securities, as the case may be, covered by Delayed Delivery Contracts as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total principal amount or number of Underwritten Securities, as the case may be, to be purchased by all Underwriters shall be the total amount or number of Underwritten Securities, as the case may be, covered by the applicable Terms Agreement, less the principal amount or number of Underwritten Securities, as the case may be, covered by Delayed Delivery Contracts.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Representative, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

          (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount or number of Underwritten Securities, as the case may be, covered thereby and any of their terms not otherwise set forth in the Prospectus, the names of the Underwriters participating in the offering and the principal amount or the number of Underwritten Securities which each severally has agreed to purchase, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

          (b) If, at any time when the Prospectus is required by law to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the

     Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of counsel for the Underwriters, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will forthwith prepare and file with the Commission such amendment or supplement (in form and substance reasonably satisfactory to counsel for the Underwriters), whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" of the Registration Statement or a post-effective amendment thereto (as defined in said Rule 158).

          (d) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

          (e) At any time when the Prospectus is required by law to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Underwritten Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall object.

          (f) At any time when the Prospectus is required by law to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representative immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (g) The Company will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration
     Statement becomes effective (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference in the Prospectus) as the Repre-sentative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (h) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required by law to be delivered in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

          (i) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided. The Company will inform the Florida Department of Banking and Finance if at any time prior to the completion of the distribution of the Underwritten Securities by the Underwriters it commences engaging in business with the government of Cuba or with any person located in Cuba, such information to be provided within 90 days after the commencement thereof, or after a change occurs with respect to previously reported information.

          (j) The Company will not claim voluntarily, and will resist actively any attempts to claim the benefit of, any usury laws against the holders of the Debt Securities.

          (k) The Company, during the period when the Prospectus is required to be delivered by law in connection with the sale of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) Between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Underwritten Securities covered thereby, except for the issuance of Warrant Securities upon the exercise of Debt Warrants or Preferred Warrants, if any, the Company will not, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, enter into any agreement to sell, grant any option for the sale of, or otherwise dispose of, any securities of or guaranteed by the Company or any of its subsidiaries which are similar to the Underwritten Securities covered by such Terms Agreement, or any securities convertible into or exchangeable or exercisable for any such Underwritten Securities or such similar securities, including additional Securities.

          (j) If requested by the Representative, the Company will use its best efforts to effect the listing of the Underwritten Securities and any Warrant Securities issuable upon exercise of the Underwritten Securities on a national securities exchange.

     SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933

     Act or proceedings therefor initiated or threatened by the Commission, (ii) the ratings assigned by Moody's Investors Service, Inc. and Standard & Poor's Corporation to the Underwritten Securities or any other securities of, or guaranteed by, the Company or any of its subsidiaries as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and none of such securities rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any other securities of, or guaranteed by, the Company or any of its subsidiaries, and (iii) there shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading. The Prospectus Supplement prepared by the Company pursuant to Section 3(a) hereof shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) At the applicable Closing Time, the Representative shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time, of Grippo & Elden, counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

                     (i) The Company and each of its Significant Subsidiaries is
               (a) a corporation duly incorporated and (b) validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                    (ii) The Company and each of its Significant Subsidiaries
               has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                   (iii) The Company and each of its Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

                    (iv) (A) The authorized issued and outstanding capital stock of the Company is as set forth in the Prospectus and (B) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                     (v) All of the issued and outstanding shares of capital
               stock of each of the Company's Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

                    (vi) This Agreement and the Delayed Delivery Contracts, if
               any, have been duly authorized, executed and delivered by the Company.

                   (vii) The Underwritten Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when executed and authenticated as specified in the applicable Securities Agreement and delivered against payment of the consideration therefor in accordance with this Agreement, any Under-written Securities constituting capital stock of the Company will be validly issued and fully paid and non-assessable and any other Underwritten Securities will be valid and binding obligations of the Company, in each case entitled to the benefits of the applicable Securities Agreement and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Underwritten Securities denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Warrant Securities, if any, have been duly authorized by the Company and, when executed and authenticated as specified in the applicable Securities Agreement and delivered against payment pursuant to such Securities Agreement, any Warrant Securities constituting capital stock of the Company will be validly issued and fully paid and non-assessable and any other Warrant Securities will be valid and binding obligations of the Company, in each case entitled to the benefits of the applicable Securities Agreement and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (regardless or wheth-er enforcement is considered in a proceeding in equity or at law) and except further as enforcement thereof is subject, in the case of Warrant Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                  (viii) The applicable Securities Agreement has been duly
               authorized, executed and delivered by the Company and, in the case of any Certificate of Designation, has been filed with the Secretary of State of the State of Delaware and, in the case of any Indenture, has been duly qualified under the 1939 Act, and, assuming due authorization, execution and delivery by the Trustee, in the case of the Indenture, and the Warrant Agent, in the case of any Warrant Agreement, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except further as enforcement thereof is subject, in the case of Underwritten Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                    (ix) The Underwritten Securities and the applicable
               Securities Agreement conform in all material respects to the descriptions thereof contained in the Prospectus and are substantially in the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement; and the issuance of the Underwritten Securities is not subject to any preemptive or similar rights.

                     (x) The Registration Statement is effective under the 1933
               Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xi) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and each amendment or supplement thereto (other than the financial statements and supporting schedules included therein and the Form T-1 of the Trustee under the Indenture, as to which such counsel need express no opinion), complied as to form in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations.

                   (xii) Each document filed pursuant to the 1934 Act (other
               than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                  (xiii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments required to be described or referred to in the Registration Statement or to be filed as Exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof are correct, and, to the knowledge of such counsel, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument so described, referred to, filed or incorporated by reference, except where such default would not have a Material Adverse Effect.

                   (xiv) No authorization, approval, consent or order of any
               court or governmental authority or agency is required in connection with the sale to the Underwriters of the Underwritten Securities, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws; and the execution, delivery and performance of this Agreement, the applicable Securities Agreement and the Securities and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a material breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                    (xv) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                   (xvi) The information in the Prospectus under "Description of
               Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Warrants" and "Description of Currency Warrants," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                  (xvii) Neither the Company nor any of its subsidiaries is, or as a result of the transactions contemplated by the Prospectus or the applicable Securities Agreement would be, required to make any filing or to register under the Investment Company Act of 1940, as amended.

               (2) The favorable opinion, dated as of the applicable Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, with respect to the matters set forth in (i)(b) (other than with respect to any of the Company's subsidiaries, as to which such counsel need express no opinion), and (vi), (vii), (viii), (x),
          (xi) and (xvi).

               (3)  In giving their opinion required by clauses (i), (ii),
          (iii), (iv)(B) and (v) of subsection (b)(1) of this Section 4, Grippo & Elden may rely, to the extent such counsel deems proper, on an opinion rendered by the General Counsel of the Company addressed to such counsel and delivered to the Representative and counsel for the Representative, and, in giving their opinion required by clauses
          (i)-(xvii) of subsection (b)(1) of this Section 4, Grippo & Elden may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials, provided that any such certificates are delivered to the Representative and counsel for the Representative, and, as to matters involving the application of laws of any jurisdiction other than the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and specifies in such opinion and to the extent such opinion is satisfactory in form and scope to counsel for the Representative, upon the opinion of other counsel qualified in such jurisdictions whom they believe are reliable and who are satisfactory to counsel for the Representative, provided that copies of any such opinions of other counsel shall be delivered to the Representative and counsel for the Representative.

               In giving the opinions required by subsections (b)(1) and (b)(2) of this Section 4, each such counsel shall state that no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein and the Form T-1 of the Trustee under the Indenture, as to which such counsel need make no statement), at the time the Registration Statement or any such amendment became effective, or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the applicable Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, and the Representative shall have received a certificate of the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the other representations and warranties of the Company contained in
     Section 1 hereof are true and correct with the same force and effect as though such Closing Time were a Representation Date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officers, no proceedings for that purpose have been initiated or threatened by the Commission.

          (d) The Representative shall have received from Arthur Andersen LLP or other independent public accountants acceptable to the Representative a letter, dated as of the date of the Terms Agreement and delivered at such time, in form and substance satisfactory to the Representative, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the audited consolidated financial statements and supporting schedules included or incorporated in the Registration Statement and the Prospectus and cov-ered by their opinions comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations; (iii) they have read the unaudited condensed consolidated interim balance sheet, statements of income, stockholders' equity and cash flows included or incorporated in the Registration Statement, and agreed the amounts contained therein with the Company's accounting records as of such date or for such period, and inquired of certain officials of the Company who have responsibility for financial and reporting matters as to whether such interim financial statements included or incorporated in the Registration Statement are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) any unaudited interim consolidated financial statements of the Company included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus,
     (B) at the date of the latest available consolidated balance sheet read by such accountants, and at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company and its subsidiaries or any increase in the consolidated long-term or short-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets, as compared with the amounts shown in the latest balance sheet included in the Registration Statement or, during the period from the closing date of the latest income statement included in the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter, excluding any questions of legal interpretation.

          (e) The Representative shall have received from Arthur Andersen LLP or other independent public accountants acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section 4, in form and substance satisfactory to the Representative.

          (f) At the applicable Closing Time, Skadden, Arps, Slate, Meagher & Flom shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (g) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representative shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Grippo & Elden, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by
          Section 4(b)(1) hereof.

               (3) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as of the opinion required by Section 4(b)(2) hereof.

               (4) A letter from Arthur Andersen LLP or other independent public accountants acceptable to the Representative, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representative pursuant to Section 4(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 4(g)(4) shall be a date not more than five days prior to such Date of Delivery.

          (h) At the Closing Time, if requested by the Representative, the Underwritten Securities and any Warrant Securities issuable upon exercise of the Underwritten Securities shall have been approved for listing on such national securities exchange as designated by the Representative, subject to official notice of issuance.

     If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of all amendments thereto, the preliminary prospectuses, the Prospectus, and any amendments or supplements thereto, (ii) the printing of this Agreement and each Securities Agreement, (iii) the preparation, issuance and delivery of the certificates for the Underwritten Securities to the Underwriters and of certificates for any Warrant Securities issuable upon exercise of Debt Warrants or Preferred Warrants, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities and any Warrant Securities issuable upon exercise of Debt Warrants or Preferred Warrants under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of each Securities Agreement, any Blue Sky Surveys, any Delayed Delivery Contract and any Legal Investment Surveys, (viii) the fees, if any, of rating agencies, (ix) the fees and expenses, if any, incurred in connection with the listing of the Underwrit-ten Securities or any Warrant Securities on any national securities exchange,
(x) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities (including the reasonable fees, disbursements and charges of counsel for the Underwriters in connection therewith), (xi) the fees and expenses of any Trustee and any agent of any Trustee, the fees and expenses of any Warrant Agent, and the fees and disbursements of counsel for any Trustee or any Warrant Agent in connection with any Securities Agreement and the Securities, (xii) any advertising and other out-of-pocket expenses of the Representative incurred with the approval of the Company, (xiii) the fees and expenses of any Depository (as defined in any Securities Agreement) and any nominees thereof in connection with the Underwritten Securities, (xiv) the cost of providing any CUSIP or other identification numbers for the Underwritten Securities, and (xv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

     If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus Supplement, the Prospectus (or any amendment or supplement thereto) or in the Form T-1 of the Trustee under the Indenture.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus Supplement or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the

Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

     SECTION 9. TERMINATION. (a) The Representative may terminate this Agreement, upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if the rating assigned by any nationally recognized securities rating agency to any securities of, or guaranteed by, the Company or any of its subsidiaries shall have been lowered or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of, or guaranteed by, the Company or any of its subsidiaries, or
(iv)
if trading in the Common Stock has been suspended by the Commission or a national securities exchange or if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

          (b) In the event of any such termination, (i) the covenants set forth in Section 3 hereof with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (ii) the covenant set forth in Section 3(c) hereof, the provisions of Section 5 hereof, the indemnity agreement set forth in
Section 6 hereof, the contribution provisions set forth in Section 7 hereof and the provisions of Sections 8 and 13 hereof shall remain in effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of a default by any Underwriter or Underwriters as set forth in this Section 10, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, with a copy to Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention: William R. Kunkel; notices to the Company shall be directed to it at 2801-80th Street, Kenosha, Wisconsin 53141-1410, Attention:
Susan F. Marrinan, Vice President, Secretary and General Counsel, with a copy to Grippo & Elden, 227 West Monroe Street, Chicago, Illinois 60606, Attention:
Theodore W. Grippo.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Company, such Underwriters and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company, such Underwriters and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 14. COUNTERPARTS. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

                                                                       EXHIBIT A

                              SNAP-ON INCORPORATED
                            (a Delaware corporation)

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT


                                                                           , 199


Snap-on Incorporated
2801-80th Street
Kenosha, Wisconsin 53141-1410

Attention:

Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from Snap-on Incorporated, a Delaware corporation (the "Company"), and the Company agrees to sell to the
undersigned on           , 199  (the "Delivery Date"),


of the Company's [insert title of security] (the "Securities"), offered by the
Company's Prospectus dated         , 199 , as supplemented by its Prospectus
Supplement dated         , 199 , receipt of which is hereby acknowledged at a
purchase price of ___________________ to the Delivery Date, and on the further terms and conditions set forth in this contract.

          Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of
                     , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company, on or before       , 199 , shall
have sold to the Underwriters of the Securities (the "Underwriters") such amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated
         , 199 between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the Company will not accept Delayed Delivery Contracts for an amount of Securities in excess of __________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

          This Agreement shall be governed by the laws of the State of New York.

                                        Yours very truly,


                                        ----------------------------------------
                                                   (Name of Purchaser)

                                        By
                                          --------------------------------------
                                                         (Title)


                                        ----------------------------------------

                                        ----------------------------------------
                                                        (Address)


Accepted as of the date
first above written.

SNAP-ON INCORPORATED


By
  -----------------------------
             (Title)

                  PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print)

                                       Telephone No.
                                        (including
          Name                          Area Code)
          ----                         -------------